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                                                                    EXHIBIT 23.2


                          CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in Amendment No.1 to this Registration Statement on Form S-4 of our report dated October 19, 2001 relating to the financial statements, which appears in Simplex Solutions, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2001. We also consent to the incorporation by reference of our report dated October 19, 2001 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP


San Jose, California
May 24, 2002